                                                                Exhibit 99.1.3.9

                                     BY-LAWS

                                       OF

                             HENNION & WALSH, INC.,
                            A NEW JERSEY CORPORATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I -      SHAREHOLDERS.................................................1

   Section 1.    Place of Meeting; Notice; Waiver of Notice...................1

   Section 2.    Annual Meeting...............................................1

   Section 3.    Special Meetings.............................................1

   Section 4.    Action by Shareholders Without a Meeting.....................1

   Section 5.    Method of Voting.............................................2

   Section 6.    Presiding Officers at Meetings...............................2

   Section 7.    Proxies......................................................2

   Section 8.    Quorum.......................................................2

ARTICLE II -     DIRECTORS....................................................3

   Section 1.    Management Authority.........................................3

   Section 2.    Number; Term of Office.......................................3

   Section 3.    Regular Meetings.............................................3

   Section 4.    Special Meetings.............................................3

   Section 5.    Place of Meeting; Waiver of Notice...........................3

   Section 6.    Quorum.......................................................4

   Section 7.    Manner of Acting.............................................4

   Section 8.    Action Without a Meeting.....................................4

   Section 9.    Telephonic Attendance at Meeting.............................4

   Section 10.   Vacancies and Removal........................................4

   Section 11.   Committees...................................................4

   Section 12.   Presiding Officer at Meeting.................................5

ARTICLE III -    OFFICERS.....................................................5

   Section 1.    Election.....................................................5

   Section 2.    Term of Office...............................................5

   Section 3.    Vacancies and Removal........................................5

   Section 4.    Chairman of the Board........................................6

   Section 5.    President....................................................6

   Section 6.    Vice President...............................................6

   Section 7.    Treasurer....................................................6

                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

   Section 8.    Secretary....................................................7

   Section 9.    Subordinate Officers and Agents..............................7

ARTICLE IV -     EXECUTION OF DOCUMENTS.......................................7

   Section 1.    Notes, Checks, Etc...........................................7

   Section 2.    Contracts, Other Documents...................................7

ARTICLE V -      FISCAL YEAR..................................................7

ARTICLE VI -     CERTIFICATES FOR SHARES......................................8

   Section 1.    Execution....................................................8

   Section 2.    Fixing Record Date...........................................8

   Section 3.    Lost, Stolen or Destroyed Certificates.......................8

ARTICLE VII -    DIVIDENDS....................................................9

ARTICLE VIII -   AMENDMENT AND FORCE AND EFFECT OF BY-LAWS....................9

ARTICLE IX -     INDEMNIFICATION..............................................9

                                      (ii)

                                     BY-LAWS

                                       OF

                             HENNION & WALSH, INC.,

                            A NEW JERSEY CORPORATION

                                 ***************

                            ARTICLE I - SHAREHOLDERS

     Section 1. Place of Meeting; Notice; Waiver of Notice. All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or outside of New Jersey, as shall be specified in the notice of meeting. Written notice stating the place, day and hour of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. The notice shall designate with reasonable specificity the business to be conducted at the meeting. Notice of a meeting need not be given to a shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting.

     Section 2. Annual Meeting. Unless otherwise fixed by the Board of Directors, the annual meeting of shareholders shall be held on the first Tuesday in January, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the President or by the Board of Directors by notice given to the shareholders as provided in Section 1 above.

     Section 4. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of the shareholders who are entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to

                                      (1)
vote thereof were present and voting, except that in the case of the annual election of directors and any action to be taken pursuant to Chapter 10 of the New Jersey Business Corporation Act, such action may be taken without a meeting only if all shareholders consent thereto in writing. The written consent of the shareholders, which may be executed in counterparts, shall be filed with the minutes of the corporation. If action is taken by the written consent of less than all of the shareholders, notice of such action shall be given to all nonconsenting shareholders as required by the New Jersey Business Corporation Act.

     Section 5. Method of Voting. The shareholders shall vote by voice vote on all matters including the election of directors, unless any shareholder demands voting by written ballot prior to the vote. In the event a written ballot is demanded, the person presiding at the meeting shall designate one person, who may not be a nominee for director if the vote be to elect directors, as inspector to tally the ballots and report the results of the voting.

     Section 6. Presiding Officers at Meetings. The President and the Secretary, or an officer or officers designated by the President, if either or both of them are unable to attend the meeting, shall preside as President and Secretary of each shareholders' meeting unless the majority of the shareholders present at the meeting shall decide otherwise.

     Section 7. Proxies. Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy. Each such proxy must be executed by the shareholder granting such proxy to his or her agent.

     Section 8. Quorum. Unless the Certificate of Incorporation states otherwise or is otherwise altered by law, the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at that meeting for the transaction of business.

                                      (2)

                             ARTICLE II - DIRECTORS

     Section 1. Management Authority. The business and affairs of the corporation shall be managed under the direction of its Board of Directors, subject to limitations imposed by law and this corporation's Certificate of Incorporation.

     Section 2. Number; Term of Office. The Board of Directors shall consist of between one (1) and nine (9) persons as determined by the shareholders. The directors shall hold office until the annual meeting of shareholders next succeeding the filing of the Certificate of Incorporation, or until their successors are elected and qualified. The directors elected at the first annual meeting of shareholders and at each annual meeting thereafter shall hold office for one (1) year, or until their successors are elected and qualified. The shareholders shall set, and may increase or decrease within the limits set herein by resolution adopted from time to time, the number of directors who shall serve on the Board of Directors.

     Section 3. Regular Meetings. A regular meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may come before the meeting shall be held without notice immediately following and at the same place as the annual shareholders' meeting. The Board of Directors may provide, by resolution, the place, day and hour for additional regular meetings which may be held without notice.

     Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the President or any director. Written notice of any special meeting shall be given to each director at least two days prior thereto.

     Section 5. Place of Meeting; Waiver of Notice. Meetings of the Board of Directors shall be hold at such place as shall be designated in the notice of meeting. Notice of any meeting need not be given to any director who signs a waiver of notice before or after the meeting.

                                      (3)

     Section 6. Quorum. The participation of Directors with a majority of the votes of the entire board shall constitute a quorum for the transaction of business.

     Section 7. Manner of Acting. Any action approved by a majority of the votes of directors at a meeting at which a quorum is present shall be the act of the Board of Directors, except as provided in the certificate of incorporation or by law.

     Section 8. Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors may be taken without a meeting if; prior or subsequent to such action, all of the directors consent thereto in writing. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

     Section 9. Telephonic Attendance at Meeting. Any or all Directors may participate in a meeting of the Board of Directors or a Committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

     Section 10. Vacancies and Removal. Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of Directors, may be filled by the affirmative vote of a majority of the shareholders. The shareholders may, by an affirmative vote of a majority of the votes cast by holders of shares entitled to vote for the election of Directors, remove one or more or all the Directors for cause, and unless otherwise provided for in the Certificate of Incorporation, remove one or more or all the Directors without cause. In addition, the shareholders may suspend a Director pending a final determination that cause exists for removal

     Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may appoint from among its members an executive committee and one (1) or

                                      (4)
more other committees. To the extent provided in such resolution, each such committee shall have and may exercise all the authority of the Board of Directors, subject to the limitations on the permissible scope of the power of any such committees allowed by law. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may fill any vacancy in any committee; abolish any committee at any time; and remove any Director from membership on any committee at any time, with or without cause.

     Section 12. Presiding Officer at Meeting. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. In the absence of the Chairman of the Board, the President shall preside. The Secretary, or in his or her absence, the Assistant Secretary, shall record the minutes of the meeting.

                             ARTICLE III - OFFICERS

     Section 1. Election. At its regular meeting following the annual meeting of shareholders, the Board of Directors shall elect or appoint a President, a Treasurer, a Secretary, and, if desired, a Chairman of the Board and/or one or more Vice Presidents, and such other officers or agents as it shall deem necessary or desirable. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

     Section 2. Term of Office. Each officer shall hold office until the next annual election of officers, and until his or her successor has been elected and qualified, unless he or she is earlier removed.

     Section 3. Vacancies and Removal. Any vacancy occurring among the officers, however caused, may be filled by the Board of Directors for the unexpired portion of the term. Any officer elected by the Board of Directors maybe removed with or without cause by the Board of Directors. Any officer elected by the shareholders may only be removed with or

                                      (5)
without cause by a vote of the shareholders, but may be suspended for cause by the Board of Directors.

     Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at directors' meetings in lieu of the President and have such powers, and shall perform such other duties, as may be prescribed from time to time by the Board of Directors.

     Section 5. President. The President shall be chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. Unless otherwise directed by the Board of Directors, all other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation.

     Section 6. Vice President. A Vice President shall perform such duties and have such authority as may be delegated from time to time by the President or by the Board of Directors. In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

     Section 7. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, shall keep or cause to be kept regular books of account for the corporation and shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to the Treasurer by the President or by the Board of Directors.

                                      (6)

     Section 8. Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these by-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of Secretary or as are assigned by the president or by the Board of Directors.

     Section 9. Subordinate Officers and Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board of Directors.

                       ARTICLE IV - EXECUTION OF DOCUMENTS

     Section 1. Notes, Checks, Etc. All checks, notes, drafts and other commercial paper of the corporation shall be signed by the President of the corporation or by such other person or persons as the Board of Directors may from time to tine designate.

     Section 2. Contracts, Other Documents. All contracts, deeds, mortgages and other instruments shall be executed by the President of the corporation or any Vice President, and by the Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                             ARTICLE V - FISCAL YEAR

     The fiscal year of the corporation shall begin on January 1 of each year and end on December 31 of each year unless otherwise determined by the Board of Directors.

                                      (7)

                      ARTICLE VI - CERTIFICATES FOR SHARES

     Section 1. Execution. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

     Section 2. Fixing Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment or any dividend or allotment or any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Section 2, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 3. Lost, Stolen or Destroyed Certificates. In case of lost, stolen or destroyed certificates, new certificates may be issued to take their place upon receipt by the corporation of a bond of indemnity and under other such requirements which may be promulgated by the Board of Directors. The giving of a bond of indemnity may be waived.

                                      (8)

                             ARTICLE VII - DIVIDENDS

     The Board of Directors may from time to time declare, and the corporation may pay, dividends or make other distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

            ARTICLE VIII - AMENDMENT AND FORCE AND EFFECT OF BY-LAWS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a majority of the votes cast at any regular or special meeting of the shareholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, or by the affirmative vote of a majority of the votes of the directors at any regular or special meeting called for that purpose. These by-laws are subject to the provisions of the New Jersey Business Corporation Act and the corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision of these by-laws is inconsistent with a provision in the New Jersey Business Corporation Act or the Certificate of Incorporation, the provision of that Act or the Certificate shall govern.

                          ARTICLE IX - INDEMNIFICATION

     The Corporation may indemnify any person who is or was a director, officer, employee or agent of the Corporation to the full extent allowable or required pursuant to the New Jersey Business Corporation Act and the New Jersey Professional Service Corporation Act, as same may be amended from time to time.

                                      (9)